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                                                                    EXHIBIT 10.1

                            SALE-LEASEBACK AGREEMENT

        THIS SALE-LEASEBACK AGREEMENT (this "Agreement") is made as of December 23, 1999, by and between FFCA ACQUISITION CORPORATION, a Delaware corporation ("Buyer"), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255 and CHECKERS DRIVE-IN RESTAURANTS, INC., a Delaware corporation ("Seller"), whose address is Building One, 14225 49th Street North, Clearwater, Florida 33762.

                             PRELIMINARY STATEMENT:

        Unless otherwise expressly provided herein, all defined terms used in this Agreement shall have the meanings set forth in Section 1. Seller owns each of the Premises. Buyer desires to purchase the Premises and lease the Premises to Seller pursuant to the Lease.

                                   AGREEMENT:

        In consideration of the mutual covenants and provisions of this Agreement, the parties agree as follows:

        1. Definitions. The following terms shall have the following meanings for all purposes of this Agreement:

        "Affiliate" means any person or entity which directly or indirectly controls, is under common control with, or is controlled by any other person or entity. For purposes of this definition, "controls", "under common control with" and "controlled by" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through ownership of voting securities or otherwise.

        "Buyer Entities" means, collectively, Buyer, Franchise Finance and any Affiliate of Buyer or Franchise Finance.

        "Closing" shall have the meaning set forth in Section 5.

        "Closing Date" means the date specified as the closing date in
Section 5.

        "Code" means the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended.

        "Commitment" means that certain Commitment Letter dated September 16, 1999 between Buyer and Seller with respect to the transaction described in this Agreement, and any amendments or supplements thereto.

        "Counsel" means one or more legal counsel to Seller licensed in the state(s) in which (i) the Premises are located and (ii) Seller maintains its chief executive office, as selected by Seller, and approved by Buyer.

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        "De Minimis Amounts" shall mean, with respect to any given level of
Hazardous Materials, that level or quantity of Hazardous Materials in any form or combination of forms which does not constitute a violation of any Environmental Laws and is customarily employed in, or associated with, similar businesses located in the states in which the Premises are located.

        "Environmental Condition" means any condition with respect to soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or surrounding any of the Premises, whether or not yet discovered, which could or does result in any damage, loss, cost, expense, claim, demand, order or liability to or against Seller or Buyer by any third party (including, without limitation, any Governmental Authority), including, without limitation, any condition resulting from the operation of Seller's business and/or the operation of the business of any other property owner or operator in the vicinity of any of the Premises and/or any activity or operation formerly conducted by any person or entity on or off any of the Premises.

        "Environmental Insurer" means such environmental insurance company as Buyer may select in its sole discretion.

        "Environmental Laws" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Materials, relating to liability for or costs of Remediation or prevention of Releases or relating to liability for or costs of other actual or threatened danger to human health or the environment. "Environmental Laws" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. "Environmental Laws" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the property; requiring notification or disclosure of Releases or other environmental condition of any of the Premises to any Governmental Authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to any of the Premises; and relating to wrongful death, personal injury; or property or other damage in connection with any physical condition or use of any of the Premises.

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        "Environmental Policy" or "Environmental Policies" means that certain environmental insurance policy or policies, as applicable, issued by Environmental Insurer to Buyer with respect to the Premises, which Environmental Policy shall be in form and substance satisfactory to Buyer in its sole discretion.

        "Event of Default" has the meaning set forth in Section 12.

        "Fee" has the meaning set forth in Section 4.

        "Franchise Finance" means Franchise Finance Corporation of America, a Delaware corporation, and its successors.

        "Governmental Authority" means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority of the United States, the states in which the Premises are located or any political subdivision thereof.

        "Hazardous Materials" means (a) any toxic substance or hazardous waste, substance, solid waste or related material, or any pollutant or contaminant; (b) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contains dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent, or any petroleum product; (c) any substance, gas, material or chemical which is or may be defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," "hazardous wastes" or words of similar import under any Environmental Laws; and (d) any other chemical, material, gas or substance the exposure to or release of which is or may be prohibited, limited or regulated by any Governmental Authority that asserts or may assert jurisdiction over any of the Premises or the operations or activity at any of the Premises, or any chemical, material, gas or substance that does or may pose a hazard to the health and/or safety of the occupants of any of the Premises or the owners and/or occupants of property adjacent to or surrounding any of the Premises.

        "Indemnified Parties" has the meaning set forth in Section 14.

        "Lease" or "Leases" means the lease agreement or lease agreements, as applicable, dated as of the date of this Agreement to be entered into by Buyer, as lessor, and Seller, as lessee, with respect to the Premises, in the form attached hereto as Exhibit B.

        "Memorandum" or "Memoranda" means the memorandum of lease or memoranda of lease dated as of the date of this Agreement between Buyer, as lessor, and Seller, as lessee, with respect to each of the Premises, or all of the Premises, as applicable. A Memorandum will be executed and recorded in the applicable real property records for each lease.

        "Non-Foreign Seller Certificate" means the non-foreign seller certificate delivered by Seller prior to or on the Closing Date in form and substance reasonably satisfactory to Buyer.

        "Other Agreements" means, collectively, all agreements and instruments now or hereafter entered into between, among or by (1) any of the Seller Entities, and, or for the benefit of,

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(2) any of the Buyer Entities, including, without limitation, leases, promissory notes and guaranties; provided, however, the term "Other Agreements" shall not include the Leases, the Memoranda and all other agreements executed pursuant to this Agreement.

        "Permitted Exceptions" means those recorded easements, restrictions, liens and encumbrances set forth as exceptions in the title insurance policies issued by Title Company to Buyer and approved by Buyer in connection with this Agreement.

        "Permitted Use" means a Rally's or Checkers restaurant, or, with Buyer's prior written consent (which consent shall not be unreasonably withheld), any other brand or co-brand then utilized by Seller.

        "Premises" means, collectively, the parcels of real estate described by address, Buyer Number and Unit Number in Exhibit A attached hereto and legally described in Exhibit A-1 attached hereto, all rights, privileges and appurtenances associated therewith and all buildings, fixtures and other improvements now or hereafter located thereon (whether or not affixed to such real estate).

        "Purchase Price" means the amount specified in Section 3.

        "Questionnaires" means the environmental questionnaires completed by Seller with respect to the Premises and submitted to Environmental Insurer in connection with the issuance of the Environmental Policies.

        "Release" means any presence, release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

        "Remediation" means any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material, any actions to prevent, cure or mitigate any Release, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or any evaluation relating to any Hazardous Materials.

        "Seller Entities" means, collectively, Seller and any Affiliate of Seller.

        "Threatened Release" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding any of the Premises which may result from such Release.

        "Title Company" means the title insurance company described in
Section 6.

        "UCC-1 Financing Statements" means such UCC-1 Financing Statements as Buyer shall require to be executed and delivered by Seller with respect to the transactions contemplated by this Agreement.

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        2.      Transaction. On the terms and subject to the conditions set forth herein;

                (i) Seller shall sell, or cause to be conveyed, and Buyer shall purchase all of the Premises; and

                (ii) Buyer shall lease all of the Premises to Seller pursuant to the Leases.

        The sale and purchase of all of the Premises pursuant to this Agreement and the lease of all of the Premises to Seller pursuant to the Leases are not severable and shall be considered a single integrated transaction.

        3. Purchase Price. The aggregate purchase price for all of the Premises (the "Purchase Price") shall be $3,601,000.00. The Purchase Price shall be paid at the Closing in cash or its equivalent subject to any prorations and adjustments required by this Agreement.

        4. Underwriting, Valuation and Processing Fee. Seller shall pay Buyer a fee in the amount of 1% of the Purchase Price (the "Fee"). The portion of the Fee paid to Buyer at the time of Seller's execution of the Commitment was deemed fully earned upon Buyer's receipt and is not refundable. The balance of the Fee paid at the Closing shall be deemed fully earned upon Buyer's receipt and will be nonrefundable at that time. The Fee constitutes Buyer's underwriting, valuation and processing fee. In the event the transaction set forth in this Agreement fails to close due to a breach or default by Seller under this Agreement, Buyer shall retain the portion of the Fee paid to Buyer at the time of Seller's execution of the Commitment (without affecting or limiting Buyer's remedies set forth in this Agreement).

        5. Closing Date. The purchase and sale of the Premises shall be closed (the "Closing") within 30 days following the satisfaction of all of the terms and conditions contained herein, but in no event shall the date of the Closing be extended beyond December 22, 1999 (the "Closing Date"), and any such extension shall not be effective unless approved by Buyer in its sole discretion.

        6. Closing. Buyer has ordered a title insurance commitments for each of the Premises from Fidelity Title Insurance Company ("Title Company"). Prior to the Closing Date, the parties hereto shall deposit with Title Company all documents and moneys necessary to comply with their obligations under this Agreement. Title Company shall not cause the transaction to close unless and until it has received written instructions from Buyer to do so. All costs and expenses of such transaction shall be borne by Seller, including, without limitation, the cost of title insurance and all endorsements required by Buyer, UCC and litigation search charges, the attorneys' fees of Seller, attorneys' fees of Buyer, the cost of the Environmental Policies, survey charges, Buyer's in-house site inspection costs and fees, stamp taxes, transfer, taxes and fees and escrow and recording fees. All real and personal property and other applicable taxes and assessments and other charges relating to any of the Premises which are due and payable on or prior to the Closing Date, as well as such taxes and assessments due and payable subsequent to the Closing Date but which Title Company requires to be paid at Closing as a condition to the issuance of the title insurance policy described in Section 11.D, shall be paid by Seller at or prior to the Closing; and all other taxes and assessments shall be paid by

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Seller in its capacity as lessee under the Lease in accordance with the terms of the Lease. The Closing documents shall be dated as of the Closing Date.

        Seller and Buyer hereby employ Title Company to act as escrow agent in connection with this transaction. Seller and Buyer will deliver to Title Company all documents, pay to Title Company all sums and do or cause to be done all other things necessary or required by this Agreement, in the reasonable judgment of Title Company, to enable Title Company to comply herewith and to enable any title insurance policy provided for herein to be issued. Title Company is authorized to pay, from any funds held by it for Buyer's or Seller's respective credit all amounts necessary to procure the delivery of such documents and to pay, on behalf of Buyer and Seller, all charges and obligations payable by them, respectively. Seller will pay all charges payable by it to Title Company. Title Company is authorized, in the event any conflicting demand is made upon it concerning these instructions or the escrow, at its election, to hold any documents and/or funds deposited hereunder until an action shall be brought in a court of competent jurisdiction to determine the rights of Seller and Buyer or to interplead such documents and/or funds in an action brought in any such court. Deposit by Title Company of such documents and funds, after deducting therefrom its charges and its expenses and attorneys' fees incurred in connection with any such court action, shall relieve Title Company of all further liability and responsibility for such documents and funds. Title Company's receipt of this Agreement and opening of an escrow pursuant to this Agreement shall be deemed to constitute conclusive evidence of Title Company's agreement to be bound by the terms and conditions of this Agreement pertaining to Title Company. Disbursement of any funds shall be made by check, certified check or wire transfer, as directed by Buyer. Title Company shall be under no obligation to disburse any funds represented by check or draft, and no check or draft shall be payment to Title Company in compliance with any of the requirements hereof, until it is advised by the bank in which such check or draft is deposited that such check or draft has been honored. Title Company is authorized to act upon any statement furnished by the holder or payee, or a collection agent for the holder or payee, of any lien on or charge or assessment in connection with the Premises, concerning the amount of such charge or assessment or the amount secured by such lien without liability or responsibility for the accuracy of such statement. The employment of Title Company as escrow agent shall not affect any rights of subrogation under the terms of any title insurance policy issued pursuant to the provisions thereof.

        7. Representations and Warranties of Buyer. The representations and warranties of Buyer contained in this Section are being made by Buyer as of the date of this Agreement and the Closing Date to induce Seller to enter into this Agreement and consummate the transactions contemplated herein, and Seller has relied, and will continue to rely, upon such representations and warranties from and after the execution of this Agreement and the Closing. Buyer represents and warrants to Seller as follows:

                A. Organization of Buyer. Buyer has been duly formed, is validly existing and has taken all necessary action to authorize the execution, delivery and performance by Buyer of this Agreement.

                B. Authority of Buyer. The person who has executed this Agreement on behalf of Buyer is duly authorized so to do.

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                C.      Enforceability. Upon execution by Buyer, this Agreement
        shall constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

        All representations and warranties of Buyer shall survive the Closing.

        8. Representations and Warranties of Seller. The representations and warranties of Seller contained in this Section are being made as of the date of this Agreement and the Closing Date to induce Buyer to enter into this Agreement and consummate the transactions contemplated herein, and Buyer has relied, and will continue to rely, upon such representations and warranties from and after the execution of this Agreement and the Closing. Seller represents and warrants to Buyer as follows:

                A. Information and Financial Statements. Seller has delivered to Buyer financial statements (either audited financial statements or, if Seller does not have audited financial statements, certified financial statements) and certain other information concerning itself, which financial statements and other information are true, correct and complete in all material respects; and no material adverse change has occurred with respect to any such financial statements and other information provided to Buyer since the date such financial statements and other information were prepared or delivered to Buyer. Seller understands that Buyer is relying upon such financial statements and information and Seller represents that such reliance is reasonable. All such financial statements were prepared in accordance with generally accepted accounting principles consistently applied and accurately reflect, as of the date of this Agreement and the Closing Date, the financial condition of each individual or entity to which they pertain.

                B. Organization and Authority of Seller. (i) Seller is duly organized or formed, validly existing and in good standing under the laws of its state of incorporation, and qualified as a foreign corporation to do business in any jurisdiction where such qualification is required. All necessary corporate action has been taken to authorize the execution, delivery and performance of this Agreement and of the other documents, instruments and agreements provided for herein.

                (ii) The persons who have executed this Agreement on behalf of Seller are duly authorized so to do.

                C. Enforceability of Documents. Upon execution by Seller, this Agreement and the other documents, instruments and agreements to be executed in connection with this Agreement, shall constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

                D. Litigation. Except as set forth on the attached Schedule I, there are no suits, actions, proceedings or investigations pending or threatened against or involving Seller, or any of the Premises before any Governmental Authority which might reasonably result in any material adverse change in the contemplated business, condition, worth or operations of Seller, or any of the Premises.

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                E.      Absence of Breaches or Defaults. Seller is not, and the
        authorization, execution, delivery and performance of this Agreement and the documents, instruments and agreements provided for herein will not result, in any breach or default under any other document, instrument or agreement to which Seller is a party or by which Seller, the Premises or any of the property of Seller is subject or bound. The authorization, execution, delivery and performance of this Agreement and the documents, instruments and agreements provided for herein will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order.

                F. Utilities. Each of the Premises is served by ample public utilities to permit full utilization of each of the Premises as a Permitted Use and all utility connection fees and use charges will have been paid in full.

                G. Intended Use and Zoning; Compliance With Laws. Seller intends to use each of the Premises solely for the operation of a Permitted Use, and related ingress, egress and parking, and for no other purposes. Such intended use will not violate any zoning or other governmental requirement applicable to any of the Premises. Each of the Premises complies in all material respects with all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of any governmental agencies, departments, commissions, bureaus, boards or instrumentalities of the United States, the states in which the Premises are located and all political subdivisions thereof, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements, all applicable standards of the National Board of Fire Underwriters and the Americans With Disabilities Act of 1990 and all policies or rules of common law, in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment applicable to Seller.

                H. Area Development; Wetlands. No condemnation or eminent domain proceedings affecting any of the Premises have been commenced or, to the best of Seller's knowledge, are contemplated. To the best of Seller's knowledge, the area where each of the Premises is located has not been declared blighted by any Governmental Authority, and none of the Premises and/or the real property bordering any of the Premises is designated by any Governmental Authority as wetlands.

                I. Licenses and Permits; Access. Seller has all required licenses and permits, both governmental and private, to use and operate each of the Premises as a Permitted Use. There are adequate rights of access to public roads and ways available to each of the Premises to permit full utilization of each of the Premises as a Permitted Use and all such public roads and ways have been completed and dedicated to public use.

                J. Condition of Premises. Each of the Premises, including the equipment located thereon, is of good workmanship and materials, fully equipped and operational, in good condition and repair, free from structural defects, clean, orderly and sanitary, safe, well lit, landscaped, decorated, attractive and well maintained.

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                K.      Environmental. Seller is fully familiar with the present
        use of each of the Premises, and, after due inquiry, Seller has become generally familiar with the prior uses of each of the Premises. No Hazardous Materials have been used, handled, manufactured, generated, produced, stored, treated, processed, transferred or disposed of at or on any of the Premises, except in De Minimis Amounts and in compliance with all applicable Environmental Laws, and no Release or Threatened Release has occurred at or on any of the Premises. The activities, operations and business undertaken on, at or about each of the Premises, including, but not limited to, any past or ongoing alterations or improvements at each of the Premises, are and have been at all times, in compliance with all Environmental Laws. No further action is required to remedy any Environmental Condition or violation of, or to be in full compliance with, any Environmental Laws, and no lien has been imposed on any of the Premises in any federal, state or local Governmental
        Authority in connection with any Environmental Condition, the violation or threatened violation of any Environmental Laws or the presence of any Hazardous Materials on or off any of the Premises.

                There is no pending or threatened litigation or proceeding before any Governmental Authority in which any person or entity alleges the violation or threatened violation of any Environmental Laws or the presence, Release, Threatened Release or placement on or at any of the Premises of any Hazardous Materials, or of any facts which would give rise to any such action, nor has Seller (a) received any notice (and Seller has no actual or constructive knowledge) that any Governmental Authority or any employee or agent thereof has determined, threatens to determine or requires an investigation to determine that there has been a violation of any Environmental Laws at, on or in connection with any of the Premises or that there exists a presence, Release, Threatened Release or placement of any Hazardous Materials on or at any of the Premises, or the use, handling, manufacturing, generation, production, storage, treatment, processing, transportation or disposal of any Hazardous Materials at or on any of the Premises; (b) received any notice under the citizen suit provision of any Environmental Law in connection with any of the Premises or any facilities, operations or activities conducted thereon, or any business conducted in connection therewith; or (c) received any request for inspection, request for information, notice, demand, administrative inquiry or any formal or informal complaint or claim with respect to or in connection with the violation or threatened violation of any Environmental Laws or existence of Hazardous Materials relating to any of the Premises or any facilities, operations or activities conducted thereon or any business conducted in connection therewith.

                The information and disclosures in the Questionnaires are true, correct and complete in all material respects, Buyer and Environmental Insurer may rely on such information and disclosures, and the person or persons executing the Questionnaires were duly authorized to do so. Seller acknowledges and agrees that Environmental Insurer may rely on the environmental representations and warranties set forth in this subsection K, that Environmental Insurer is an intended third-party beneficiary of such representations and warranties and that Environmental Insurer shall have all rights and remedies available at law or in equity as a result of a breach of such representations and warranties, including, to the extent applicable, the right of subrogation.

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                L.      Title to Premises. Title to each of the Premises is
        vested in Seller or in a subsidiary, predecessor or affiliate corporation of Seller. Upon Closing, title to each of the Premises shall be vested in Buyer, free and clear of all liens, encumbrances, charges and security interests of any nature whatsoever, except the Permitted Exceptions.

                M. No Other Agreements and Options. Neither Seller nor any of the Premises is subject to any commitment, obligation, or agreement, including, without limitation, any right of first refusal, option to purchase or lease granted to a third party, which could or would prevent Seller from completing or impair Seller's ability to complete the sale of any of the Premises under this Agreement or which would bind Buyer subsequent to consummation of the transaction contemplated by this Agreement.

                N. No Mechanics' Liens. There are no outstanding accounts payable, mechanics' liens, or rights to claim a mechanics' lien in favor of any materialman, laborer, or any other person or entity in connection with labor or materials furnished to or performed on any portion of any of the Premises; no work has been performed or is in progress nor have materials been supplied to any of the Premises or agreements entered into for work to be performed or materials to be supplied to any of the Premises prior to the date hereof, which will not have been fully paid for on or before the Closing Date or which might provide the basis for the filing of such liens against any of the Premises or any portion thereof; Seller shall be responsible for any and all claims for mechanics' liens and accounts payable that have arisen or may subsequently arise due to agreements entered into for and/or any work performed on, or materials supplied to any of the Premises prior to the Closing Date; and Seller shall and does hereby agree to defend, indemnify and forever hold Buyer and Buyer's designees harmless from and against any and all such mechanics' lien claims, accounts payable or other commitments relating to any of the Premises.

                O. No Reliance. Seller acknowledges that Buyer did not prepare or assist in the preparation of any of the projected financial information used by Seller in analyzing the economic viability and feasibility of the transaction contemplated by this Agreement and that Seller has not relied on any report or statement by Buyer in entering into this Agreement. Furthermore, Seller acknowledges that it has not relied upon, nor may it hereafter rely upon, the analysis undertaken by Buyer in determining the Purchase Price, and such analysis will not be made available to Seller.

        All representations and warranties of Seller made in this Agreement shall survive the Closing.

        9. Covenant and Agreement of Seller. From the date of the Commitment through the Closing Date, Seller shall, at all reasonable times, (i) provide Buyer and Buyer's officers, employees, agents, advisors, attorneys, accountants, architects, and engineers with access to each of the Premises, all drawings, plans, and specifications for each of the Premises in possession of Seller, all engineering reports relating to each of the Premises in the possession of Seller, the files and correspondence relating to each of the Premises, and the financial books and records, including lists of delinquencies, relating to the ownership, operation, and maintenance of each of

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the Premises, and (ii) allow such persons to make such inspections, tests, copies, and verifications as Buyer considers necessary.

        10. Transaction Characterization. A. It is the intent of the parties that the conveyance of each of the Premises to Buyer be an absolute conveyance in effect as well as form, and the instruments of conveyance to be delivered at Closing are not intended to serve or operate as a mortgage, equitable mortgage, deed of trust, security agreement, trust conveyance or financing or trust arrangement of any kind, nor as a preference or fraudulent conveyance against any creditors of Seller. After the execution and delivery of the general warranty deed described in Section 11, Seller will have no legal or equitable interest or any other claim or interest in any of the Premises other than as set forth in the Leases. Furthermore, the parties intend for each Lease to be a true lease and not a transaction creating a financing lease, capital lease, equitable mortgage, mortgage, deed of trust, security interest or other financing arrangement, and the economic realities of each Lease are those of a true lease. Notwithstanding the existence of the Leases, neither party shall contest the validity, enforceability or characterization of the sale and purchase of each of the Premises by Buyer pursuant to this Agreement as an absolute conveyance, and both parties shall support the intent expressed herein that the purchase of each of the Premises by Buyer pursuant to this Agreement provides for an absolute conveyance and does not create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs.

        B. This Agreement is a contract to extend a financial accommodation (as such term is used in the Code) for the benefit of Seller and may not be assumed over the objection of Buyer in the event Seller becomes a debtor or debtor in possession in any bankruptcy proceeding. The financial accommodation made through this Agreement is Buyer's acquisition of each of the Premises for the purpose of leasing each of the Premises to Seller pursuant to a true lease. The preceding expressions of intent are a material inducement to Buyer entering into this Agreement, the Leases, the Memoranda and the other documents contemplated hereby.

        11. Conditions of Closing. The obligation of Buyer to consummate the transaction contemplated by this Agreement is subject to the fulfillment or waiver of each of the following conditions:

                A. Title; Assignment of Representations and Warranties. Seller shall convey, or cause to be conveyed, each of the Premises to Buyer by special warranty deeds or equivalent, free of all liens, encumbrances, restrictions, encroachments and easements, except the Permitted Exceptions. If Buyer acquires any of the Premises from a person or entity other than Seller, Seller shall, at Buyer's election, assign to Buyer by an assignment satisfactory in form and substance to Buyer (including, without limitation, all required consents) all representations, warranties, covenants, indemnities and agreements made by such person or entity to Seller under the agreement pursuant to which Seller shall cause such Premises to be conveyed to Buyer.

                B. Condition of Premises; Approval by Buyer. Buyer shall have inspected and approved each of the Premises, and each of the Premises shall be in good condition and repair, of good workmanship and materials, fully equipped and operational, clean, orderly, sanitary, safe, well-lit, landscaped, decorated, attractive and with a suitable layout, physical plant, traffic pattern and location all as determined by Buyer in its sole discretion.

                G. Evidence of Title. Buyer shall have received a preliminary title report and irrevocable commitment to insure title by means of an ALTA extended coverage policy of title insurance (or its equivalent, in the event such form is not issued in any jurisdiction where the Premises are located) issued by Title Company showing good and marketable title in Seller, committing to insure Buyer's fee simple ownership in each of the Premises subject only to Permitted Exceptions and containing such endorsements as Buyer may require.

                D. Survey; Flood Hazard. Buyer shall have received a current ALTA survey of each of the Premises, the form and substance of which shall be satisfactory to Buyer in its sole discretion. Seller shall have provided Buyer with evidence satisfactory to Buyer that the location of each of the Premises is not within the 100-year flood plain or identified as a Special Flood Hazard Area by the Federal Emergency Management Agency, or if any of the Premises is in such a Special Flood Hazard Area, Seller shall provide Buyer with evidence of flood insurance maintained on such Premises in amounts and on terms and conditions satisfactory to Buyer.

                E. Environmental. Buyer shall have received an Environmental Policy with respect to each of the Premises.

                F. Compliance With Representations, Warranties and Covenants. (i) All obligations of Seller under this Agreement shall have been fully performed and complied with, and no event shall have occurred or condition shall exist which would, upon the Closing Date, or, upon the giving of notice and/or passage of time, constitute a breach or default hereunder or under the Lease, or any other agreement between Buyer and Seller pertaining to the subject matter hereof, and no event shall have occurred or condition shall exist or information shall have been disclosed by Seller or discovered by Buyer which has had or would have a material adverse effect on any of the Premises or Seller, or Buyer's willingness to consummate the transaction contemplated by this Agreement, as determined by Buyer in its sole and absolute discretion.

                (ii) Buyer shall have received such evidence satisfactory to Buyer in its reasonable discretion that the representations and warranties of Seller under this Agreement are true, correct and complete as of the Closing Date.

                G. Proof of Insurance. Seller shall have delivered to Buyer copies of insurance policies, showing that all insurance required by the Leases providing coverage and limits satisfactory to Buyer are in full force and effect.

                H. Availability of Funds. Buyer presently has sufficient funds to discharge its obligations under this Agreement. In the event that the transaction contemplated by this Agreement does not close on or before the Closing Date, Buyer does not warrant that it will thereafter have sufficient funds to consummate the transaction contemplated by this Agreement.

                I. Opinions of Counsel to Seller. Seller shall have caused Counsel to prepare and deliver opinions in form and substance satisfactory to Buyer.

                J. Leases and Memoranda. Seller shall have executed and delivered the Leases and a Memorandum for each of the Premises.

                K. Closing Documents. On or prior to the Closing Date, Buyer and/or Seller, as may be appropriate, shall execute and deliver or cause to be executed and delivered to Title Company or Buyer, as may be appropriate, all documents required to be delivered by this Agreement, and such other documents, payments, instruments and certificates, as Buyer may require in form acceptable to Buyer, including, without limitation, the following:

                        (i)     Deeds;
                        (ii)    Leases;
                        (iii)   Memoranda of Lease;
                        (iv)    Proof of Insurance
                        (v)     Opinions of Counsel to Seller;
                        (vi)    Non-Foreign Seller Certificate; and
                        (vii)   UCC-1 Financing Statements.

Upon fulfillment or waiver of all of the above conditions, Buyer shall deposit funds necessary to close this transaction with the Title Company and this transaction shall close in accordance with the terms and conditions of this Agreement.

        12. Default and Remedies. A. Each of the following shall be deemed an event of default by Seller (each, an "Event of Default"):

                        (i) If any representation or warranty of Seller set forth in this Agreement is false in any material respect or if Seller renders any false statement;

                        (ii) If Seller fails to keep or perform any of the terms or provisions of this Agreement or if any condition precedent is not satisfied by Seller at or prior to the Closing Date;

                        (iii) If Seller is or becomes insolvent within the meaning of the Code, files or notifies Buyer that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, an "Action"), becomes the subject of either a petition under the Code or an Action, or is not generally paying its debts as the same become due;

                        (iv) If there is an "Event of Default" under any of the Leases after passage of all applicable notice and cure or grace periods; or

                        (v) If there is a breach or default, after the passage of all applicable notice and cure or grace periods, under any Other Agreement.

                B. In the event of any Event of Default, Buyer shall be entitled to exercise, at its option, concurrently, successively or in any combination, all remedies available at law or in equity, including without limitation any one or more of the following:

                        (i) To terminate this Agreement by giving written notice to Seller in which case neither party shall have any further obligation or liability, except such liabilities as Seller may have for such breach or default;

                        (ii) To proceed with the Closing and direct Title Company to apply such portion of the Purchase Price as Buyer may deem necessary to cure any such breach or default;

                        (iii) To bring an action for damages against Seller, which, in the event Buyer proceeds to close, may include an amount equal to the difference between the value of the Premises as conveyed to Buyer and the value the Premises would have had if all representations and warranties of Seller were true and Seller had complied with all of its obligations under this Agreement;

                        (iv)    To bring an action to require Seller
                specifically to perform its obligations hereunder; and/or

                        (v) To recover from Seller all expenses, including attorneys' fees, paid or incurred by Buyer as a result of such breach or default.

        13. Assignments. A. Buyer may assign in whole or in part its rights under this Agreement. Upon any unconditional assignment of Buyer's entire right and interest hereunder, Buyer shall automatically be relieved, from and after the date of such assignment, of liability for the performance of any obligation of Buyer contained herein.

        B. Seller shall not, without the prior written consent of Buyer, which consent may be withheld in Buyer's sole discretion, sell, assign, transfer, mortgage, convey, encumber or grant any easements or other rights or interests of any kind in any of the Premises, any of Seller's rights under this Agreement or any interest in Seller, whether voluntarily, involuntarily or by operation of law or otherwise, including, without limitation, by merger, consolidation, dissolution or otherwise, except, subsequent to the Closing, as expressly permitted by the Lease.

        14. Indemnity. Seller agrees to indemnify, protect, hold harmless and defend Buyer and its directors, officers, shareholders, employees, successors, assigns, agents, lenders, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees and invitees, as applicable (collectively, the "Indemnified Parties"), from and against any and all losses, costs, claims, liabilities, damages and expenses, including, without limitation, Buyer's reasonable attorneys' fees and consequential damages, arising as the result of an Environmental Condition and/or a breach of any of the representations, warranties, covenants, agreements or obligations of Seller set forth in this Agreement. Without limiting the generality of the foregoing, such indemnity shall include, without limitation, any damages incurred with respect to any engineering, governmental inspection and attorneys' fees and expenses that the Indemnified Parties may incur by reason of any Environmental Condition and/or any representation or warranty set forth in
Section 8.K being false, or by reason of any investigation or claim of any Governmental Authority in connection therewith.

        15.     Miscellaneous Provisions.

                A. Notices. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement shall be in writing and given by (i) hand delivery,
        (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next business day, if delivered by express overnight delivery service, or (d) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

                If to Seller:           Mr. Richard A. Peabody
                                        Chief Financial Officer
                                        Checkers Drive-In Restaurants, Inc.
                                        Building One
                                        14225 49th Street North
                                        Clearwater, FL  33762
                                        Telephone: (727) 519-2000
                                        Telecopy: (727) 519-2265

                With copy to:           W. Fillmore Wood, Jr., Esq.
                                        Senior Vice President
                                        Checkers Drive-In Restaurants, Inc.
                                        3916 State Street, Suite 300
                                        Santa Barbara, CA 93105
                                        Telephone: (805) 569-6618
                                        Telecopy: (805) 569-6699

                If to Buyer:            Dennis L. Ruben, Esq.
                                        Executive Vice President and General
                                        Counsel
                                        FFCA Acquisition Corporation
                                        17207 North Perimeter Drive
                                        Scottsdale, AZ 85255
                                        Telephone: (480) 585-4500
                                        Telecopy: (480) 585-2226

                B. Risk of Loss. Seller shall be responsible for the risk of loss, damage or destruction of any of the Premises or any part thereof prior to the Closing Date.

                C. Condemnation. In the event of a taking of all or any part of any of the Premises prior to the Closing, Buyer at its sole option shall have the right to either (i) receive the proceeds of any condemnation award and, proceed to close this transaction or (ii) terminate this Agreement.

                D. Real Estate Commission. Buyer and Seller represent and warrant to each other that they have dealt with no real estate broker, agent, finder or other intermediary in connection with the transactions contemplated by this Agreement. Buyer and Seller shall indemnify and hold each other harmless from and against any costs, claims or expenses, including attorneys' fees, arising out of the breach of their respective representations and warranties contained within this Section.

                E. Waiver and Amendment. No provisions of this Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.

                F. Captions. Captions are used throughout this Agreement for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

                G. Buyer's and Seller's Liability. (a) Notwithstanding anything to the contrary provided in this Agreement, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement by Buyer, that (i) there shall be absolutely no personal liability on the part of any shareholder, director, officer or employee of Buyer, with respect to any of the terms, covenants and conditions of this Agreement, (ii) Seller waives all claims, demands and causes of action against Buyer's officers, directors, employees and agents in the event of any breach by Buyer of any of the terms, covenants and conditions of this Agreement to be performed by Buyer and (iii) Seller shall look solely to the assets of Buyer for the satisfaction of each and every remedy of Seller in the event of any breach by Buyer of any of the terms, covenants and conditions of this Agreement to be performed by Buyer, such exculpation of liability to be absolute and without any exception whatsoever.

                (b) Notwithstanding anything to the contrary provided in this Agreement, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement by Seller, that (i) there shall be absolutely no personal liability on the part of any shareholder, director, officer or employee of Seller, with respect to any of the terms, covenants and conditions of this Agreement,
        (ii) Buyer waives all claims, demands and causes of action against Seller's officers, directors, employees and agents in the event of any breach by Seller of any of the terms, covenants and conditions of this Agreement to be performed by Seller and (iii) Buyer shall look solely to the assets of Seller for the satisfaction of each and every remedy of Buyer in the event of any breach by Seller of any of the terms, covenants and conditions of this

        Agreement to be performed by Seller, such exculpation of liability to be absolute and without any exception whatsoever.

                H. Severability. The provisions of this Agreement shall be deemed severable. If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

                I. Construction Generally. This is an agreement between parties who are experienced in sophisticated and complex matters similar to the transaction contemplated by this Agreement and is entered into by both parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Seller and Buyer were each represented by legal counsel competent in advising them of their obligations and liabilities hereunder.

                J. Other Documents. Each of the parties agrees to sign such other and further documents as may be appropriate to carry out the intentions expressed in this Agreement.

                K. Attorneys' Fees. In the event of any judicial or other adversarial proceeding between the parties concerning this Agreement, the prevailing party shall be entitled to recover all of its attorneys' fees and other costs in addition to any other relief to which it may be entitled. References in this Agreement to attorneys' fees and/or costs shall mean the fees and costs of independent outside counsel retained by the prevailing party with respect to this transaction, and shall include, without limitation, support staff costs, litigation preparation, computerized research, telephone and telefax expenses, mileage, depositions, postage, photocopies, process service, videotapes and the like.

                L. Entire Agreement. This Agreement, together with any other certificates, instruments or agreements to be delivered hereunder, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Seller and Buyer with respect to the subject matter of this Agreement. Notwithstanding anything in this Agreement to the contrary, upon the execution and delivery of this Agreement by Seller and Buyer the Commitment shall be deemed null and void and of no further force and effect and the terms and conditions of this Agreement shall control notwithstanding that such terms are inconsistent with or vary from those set forth in the Commitment.

                M. Recording. At the election of Buyer, this Agreement may be recorded in the appropriate governmental office so as to impart constructive notice of the terms and provisions hereof.

                N. Forum Selection; Jurisdiction; Venue; Choice of Law. Seller acknowledges that this Agreement was substantially negotiated in the State of Arizona, the Agreement was signed by Buyer in the State of Arizona and delivered by Seller in the State of Arizona, all payments under the Leases will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Agreement, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona and Seller consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Seller waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of the parties hereto that all provisions of this Agreement shall be governed by and construed under the laws of the State of Arizona. To the extent that a court of competent jurisdiction finds Arizona law inapplicable with respect to any provisions hereof, then, as to those provisions only, the law of the states in which the Premises are located, as applicable, shall be deemed to apply. Nothing in this Section shall limit or restrict the right of Buyer to commence any proceeding in the federal or state courts located in the states in which the Premises are located, as applicable, to the extent Buyer deems such proceeding necessary or advisable to exercise remedies available under this Agreement.

                O. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

                P. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors and permitted assigns, including, without limitation, any United States trustee, any debtor-in-possession or any trustee appointed from a private panel.

                Q. Survival. Except for the conditions of Closing set forth in Section 11, which shall be satisfied or waived as of the Closing Date, all representations, warranties, agreements, obligations and indemnities of Seller and Buyer set forth in this Agreement shall survive the Closing.

                R. Waiver of Jury Trial and Punitive, Consequential, Special and Indirect Damages. BUYER AND SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT

        MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM BUYER WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAM OR COUNTERCLAIM BROUGHT BY SELLER AGAINST BUYER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY SELLER OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

                S. Florida Radon Gas Notice. Seller hereby notifies Buyer that Radon is a naturally occurring radioactive gas that, when it has accumulated in the building, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

        IN WITNESS WHEREOF, Seller and Buyer have entered into this Agreement as of the date first above written.

                                        BUYER:

WITNESSES:                              FFCA ACQUISITION CORPORATION,
                                        a Delaware corporation
/s/ Ann Veal
---------------------------
Printed Name: Ann Veal
             --------------
                                        By /s/ Robin L. Roach
                                           -----------------------------
                                        Printed Name  ROBIN L. ROACH
                                                     -------------------
/s/ [ILLEGIBLE]                         Its   SENIOR VICE PRESIDENT
------------------------------------         ---------------------------
Printed Name: [ILLEGIBLE]
             -----------------------

                                        SELLER:

                                        CHECKERS DRIVE-IN RESTAURANTS, INC.,
                                        a Delaware corporation
/s/ Patty L. Mew
------------------------------------
Printed Name: Patty L. Mew
             -----------------------
                                        By  /s/ Richard A. Peabody
                                           -----------------------------
                                        Printed Name  Richard A. Peabody
                                                     -------------------
/s/ Lisa A Bowman - Sueum               Its  Sr. VP & CFO
------------------------------------        ----------------------------
Printed Name:  Lisa A Bowman - Sueum
              ----------------------

/s/ W. Fillmore Wood, Jr.

W. Fillmore Wood, Jr.

STATE OF ARIZONA        )
                        )SS.
COUNTY OF MARICOPA      )

        The foregoing instrument was acknowledged before me on Dec 23, 1999 by [ILLEGIBLE] of FFCA Acquisition Corporation, a Delaware corporation, on behalf of the corporation.

                                        /s/ MICHELLE JARAMILLO
                                        -----------------------
                                        Notary Public

                                        [SEAL OF NOTARY PUBLIC]

My Commission Expires:
4/14/2000


STATE OF Florida        )
                        )SS.
COUNTY OF [ILLEGIBLE]   )

        The foregoing instrument was acknowledged before me on 14th December, 1999 by [ILLEGIBLE] of Checkers Drive-In Restaurants, Inc., a Delaware corporation, on behalf of the corporation.

                                        /s/ Patty L. Mew
                                        -----------------------
                                        Notary Public

My Commission Expires:
5/17/2000

[SEAL OF PATTY L. MEW]

                                    EXHIBIT A

                                    PREMISES

        ADDRESS                         BUYER NUMBER            UNIT NUMBER

3979 W. Tennessee Street,                8000-7923                  755
Tallahassee, FL 32304

401 Vincennes Avenue,                    8000-7924                  122
New Albany, IN 47150

2502 South Preston (#3),                 8000-7929                  118
Louisville, KY 40217

2011 Brownsboro Road,                    8000-7930                  121
Louisville, KY 40206

7843 U.S. 42,                            8000-7934                  330
Florence, KY 41042

1709 North Galvez,                       8000-7935                  416
New Orleans, LA 70119

2371 St. Claude Avenue,                  8000-7936                  417
New Orleans, LA 70117

3010 Reading Road,                       8000-7961                  312
Cincinnati, OH 45206

3800 Montgomery Road,                    8000-7962                  314
Cincinnati, OH 45212

                                   EXHIBIT A-1

                               LEGAL DESCRIPTIONS

FILE NO. CR-9-RSC

                                   EXHIBIT "A"

THE LAND REFERRED TO IN THIS COMMITMENT IS SITUATED IN LEON COUNTY, STATE OF
FLORIDA:

COMMENCE AT A CONCRETE MONUMENT MARKING THE SOUTHEAST CORNER OF THE NORTHWEST QUARTER OF SECTION 29, TOWNSHIP 1 NORTH, RANGE 1 WEST, LEON COUNTY, FLORIDA AND THENCE RUN SOUTH 89 DEG. 39' 08" WEST 1271.20 FEET TO A CONCRETE MONUMENT; THENCE RUN SOUTH 87 DEG. 38' 30" WEST 59.05 FEET TO AN IRON PIPE; THENCE RUN NORTH 87 DEG. 47' 49" WEST 40.91 FEET TO A CONCRETE MONUMENT; THENCE RUN SOUTH 89 DEG. 30' 56" WEST 1199.18 FEET TO A CONCRETE MONUMENT ON THE EASTERLY RIGHT-OF-WAY OF STATE ROAD NO. 263 (CAPITAL CIRCLE); THENCE RUN NORTH 00 DEG. 17' 24" WEST ALONG SAID EASTERLY RIGHT-OF-WAY OF STATE ROAD NO. 263, A DISTANCE OF 911.46 FEET TO A CONCRETE MONUMENT LOCATED ON THE SOUTHERLY RIGHT-OF-WAY BOUNDARY LINE CURVE FOR WEST TENNESSEE STREET (U.S. HIGHWAY NO. 90) THEN RUN NORTHEASTERLY ALONG SAID SOUTHERLY RIGHT OF WAY CURVE HAVING A RADIUS OF 4882.23 FEET FOR AN ARC DISTANCE OF 512.14 FEET (CHORD NORTH 76 DEG. 04' 54" EAST 511.90
FEET) TO A CONCRETE MONUMENT, THENCE CONTINUE NORTHEASTERLY ALONG SAID RIGHT-OF-WAY CURVE HAVING A RADIUS OF 4882.23 FEET FOR AN ARC DISTANCE OF 300.00 FEET (CHORD = NORTH 80 DEG. 50' 51" EAST 299.95 FEET), THENCE SOUTHWESTERLY ALONG SAID RIGHT-OF-WAY CURVE HAVING A RADIUS OF 4882.23 FEET THROUGH A CENTRAL ANGLE OF 01 DEG. 05' 46" FOR AN ARC DISTANCE OF 93.40 FEET (CHORD = SOUTH 82 DEG. 03' 35" WEST 93.40 FEET) TO THE POINT OF BEGINNING, THENCE SOUTH 04 DEG. 15' 08" WEST 261.07 FEET, THENCE SOUTH 89 DEG. 51' 21" WEST 101.98 FEET, THENCE NORTH 04 DEG. 15' 08" EAST 244.75 FEET TO THE SOUTHERLY RIGHT-OF-WAY BOUNDARY LINE CURVE FOR WEST TENNESSEE STREET (U.S. HIGHWAY NO. 90), THENCE RUN NORTHEASTERLY ALONG SAID RIGHT-OF-WAY CURVE HAVING A RADIUS OF 4882.33 FEET THROUGH A CENTRAL ANGLE OF 01 DEG. 13' 35" FOR AN ARC DISTANCE OF 104.50 FEET (CHORD = NORTH 80 DEG. 53' 55" EAST 104.50 FEET) TO THE POINT OF BEGINNING.

THE ABOVE LEGAL DESCRIPTION IS A NEW PARCEL CUT OUT OF THE PATENT TRUST RECORDED AND DESCRIBED IN OFFICIAL RECORDS BOOK 1235, PAGE 726, OF THE PUBLIC RECORDS OF LEON COUNTY, FLORIDA.

FILE NO. CR-27-RSC

                                   EXHIBIT "A"

TRACT I:

PART OF LOTS NINETY-EIGHT (98) AND ONE HUNDRED (100) ON UPPER SPRING STREET IN PLAT NUMBER THIRTEEN (13) OF THE FLOYD COUNTY RECORDS, BEGINNING AT THE SOUTHEAST CORNER OF LOT ONE HUNDRED (100), THENCE NORTHWARDLY OF THE EAST LINE OF THE LOTS A DISTANCE OF ONE HUNDRED THIRTY-EIGHT AND ONE QUARTER (138-1/4) FEET; THENCE WESTWARDLY AT RIGHT ANGLES ONE HUNDRED (100) FEET; THENCE SOUTHWARDLY AT RIGHT ANGLES ONE HUNDRED THIRTY-EIGHT AND ONE QUARTER (138-1/4) FEET TO THE SOUTH LINE OF LOT ONE HUNDRED (100) AND THE NORTH LINE OF UPPER SPRING STREET; THENCE EASTWARDLY WITH THE NORTH LINE OF UPPER SPRING STREET ONE HUNDRED (100) FEET TO THE PLACE OF BEGINNING.

TRACT II:

THE REAR THIRTY-FIVE (35) FEET, MORE OR LESS OF LOT NUMBERED ONE HUNDRED (100) AND THE REAR THIRTY-FIVE (35) FEET, MORE OR LESS OF THE EAST FORTY-SIX (46) FEET OF LOT NUMBERED NINETY-EIGHT (98), BE THE SAME MORE OR LESS, ALL ON UPPER SPRING STREET IN PLAT NUMBERED THIRTEEN (13) OF THE FLOYD COUNTY RECORDS, WITH THE APPURTENANCES THEREUNTO BELONGING SUBJECT TO THE RIGHT TO MAINTAIN A SEWER ACROSS THE REAR PARTS OF THESE LOTS RESERVED BY ONE CASPAR FIOCK FOR HIMSELF AND JOSEPH RENN OR THEIR ASSIGNS IN A DEED FROM SAID CASPER FEIOCK AND WIFE TO EMMA
K. HOLST DATED JULY 28, 1903, AND RECORDED IN DEED RECORD VOL. 54 AT PAGE 554 OF THE FLOYD COUNTY, INDIANA RECORDS, THE REAL ESTATE HEREIN CONVEYED BEING THE SAME REAL ESTATE DESCRIBED IN SAID DEED.

FILE NO. CR-32-RSC

                                   EXHIBIT "A"

PROPERTY SITUATED IN THE CITY OF LOUISVILLE, COUNTY OF JEFFERSON, STATE OF KENTUCKY, AND MORE PARTICULARLY DESCRIBES AS FOLLOWS:

BEGINNING AT A STAKE IN THE WEST LINE OF THE PRESTON STREET BRANCH TURNPIKE ROAD (NOW KNOWN AS PRESTON STREET), AND THIRTY (30) FEET FROM THE CENTER THEREOF, CORNER TO THE LOT OF BEN SCHOENBACHLER; THENCE WESTWARDLY WITH THE NORTH LINE OF SAID SCHOENBACHLER'S LOT, ONE HUNDRED AND SIXTY (160) FEET TO AN ALLEY; THENCE NORTHWARDLY WITH THE EAST LINE OF SAID ALLEY AND PARALLEL WITH THE SAID BRANCH TURNPIKE ROAD, ONE HUNDRED AND THIRTY-FIVE (135) FEET; THENCE EASTWARDLY AND PARALLEL WITH THE NORTH LINE OF THE SCHOENBACHLER'S LOT, ONE HUNDRED AND SIXTY
(160) FEET TO THE WEST LINE OF THE SAID PRESTON STREET BRANCH TURNPIKE ROAD, THIRTY (30) FEET FROM THE CENTER THEREOF; THENCE SOUTHWARDLY WITH THE WEST LINE OF SAID BRANCH TURNPIKE ROAD, ONE HUNDRED AND THIRTY-FIVE (135) FEET TO THE POINT OF BEGINNING; CONTAINING ABOUT ONE-HALF (1/2) ACRE, MORE OR LESS. EXCEPTING THEREFROM SO MUCH THEREOF AS WAS CONVEYED TO COMMONWEALTH OF KENTUCKY FOR USE AND BENEFIT OF THE DEPARTMENT OF HIGHWAYS, AS EVIDENCE BY INSTRUMENT DATED MARCH 28, 1950, AND RECORDED IN DEED BOOK 2595, PAGE 215, IN SAID CLERK'S OFFICE.

1st update 10/19/99 sb
2nd update 12/06/99 sb

FILE NO. CR-33-RSC

                                   EXHIBIT "A"

SITUATED IN THE STATE OF KENTUCKY, IN THE COUNTY OF JEFFERSON AND IN THE CITY OF
LOUISVILLE:

PROPERTY LOCATED IN THE NORTH LINE OF BROWNSBORO ROAD EAST OF LINDSAY AVENUE AND BEING TRACT 2 AS SHOWN ON PLAT APPROVED BY LOUISVILLE AND JEFFERSON COUNTY PLANNING COMMISSION ON OCTOBER 6, 1988, DOCKET #273-88, ATTACHED TO DEED OF RECORD IN DEED BOOK 5811, PAGE 239, IN THE OFFICE OF CLERK OF JEFFERSON COUNTY, KENTUCKY.

FILE NO. CR-35-RSC

                                   EXHIBIT "A"

THE LAND REFERRED TO IN THIS COMMITMENT, SITUATED IN THE CITY OF FLORENCE, IN BOONE COUNTY, STATE OF KENTUCKY, DESCRIBED AS FOLLOWS:

PARCEL 1:

BEING PART OR THE PARCEL OF LAND DESCRIBED IN DEED BOOK 277 ON PAGE 203, AS RECORDED IN THE BOONE COUNTY COURT CLERK'S OFFICE AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT A POINT ON THE EXISTING RIGHT OF WAY LINE OF U.S. 42, 45 FEET RIGHT OF STATION 40 + 00; THENCE NORTH 34DEG. 26' 00" EAST AND ALONG SAID EXISTING EAST RIGHT OF WAY LINE 145.00 FEET TO A POINT BEING 45 FEET RIGHT OF STATION 41 + 45; THENCE NORTH 55DEG. 34' 00" WEST AND ALONG SAID EXISTING EAST RIGHT OF WAY LINE 3.00 FEET TO A POINT BEING 42 FEET RIGHT OF STATION 41 + 45; THENCE NORTH 34DEG. 26' 00" EAST AND ALONG SAID EXISTING EAST RIGHT OF WAY LINE 37.14 FEET TO A POINT BEING 42 FEET RIGHT OF STATION 41 + 82.14; THENCE SOUTH 25DEG. 30' 23" EAST A DISTANCE OF 174.50 FEET TO A POINT; THENCE SOUTH 41DEG. 21' 57" WEST A DISTANCE OF 132.93 FEET TO A POINT ON THE EXISTING RIGHT OF WAY LINE OF INDUSTRIAL ROAD; THENCE NORTH 55DEG. 22' 19" WEST ALONG SAID RIGHT OF WAY LINE OF INDUSTRIAL ROAD 110 FEET TO A POINT; THENCE NORTH 03DEG. 38' 41" EAST AND ALONG THE RIGHT OF WAY LINE OF U.S. 42 A DISTANCE OF 42.95 FEET TO THE POINT OF BEGINNING. THE ABOVE DESCRIBED PROPERTY CONTAINS
0.5622 ACRES, MORE OR LESS.

PARCEL 2:

AN EASEMENT FOR INGRESS AND EGRESS AS SHOWN IN THE DOCUMENT RECORDED IN BOOK 30, PAGE 61.

FILE NO. CR-36-RSC

                                   EXHIBIT "A"

THE LAND REFERRED TO IN THIS COMMITMENT IS SITUATED IN THE PARISH OF ORLEANS, IN THE CITY OF NEW ORLEANS, STATE OF LOUISIANA:

ONE CERTAIN PIECE OR PORTION OF GROUND, TRIANGULAR IN SHAPE, SITUATED IN THE THIRD MUNICIPAL DISTRICT OF THE CITY OF NEW ORLEANS, PARISH OF ORLEANS, STATE OF LOUISIANA, KNOWN AS SQUARE NO. 1049, WHICH SQUARE IS BOUNDED BY N. GALVEZ STREET, ST. BERNARD AVENUE AND AUBRY STREET, AND ACCORDING TO A SKETCH OF SURVEY MADE BY GILBERT, KELLY & COUTURIE, INC., SURVEYORS, DATED MARCH 23, 1982, A PRINT OF WHICH IS ANNEXED TO AND MADE PART OF AN ACT BEFORE MICHAEL M. DORSEY, NOTARY PUBLIC, DATED MARCH 26, 1982, SAID SQUARE OF GROUND MEASURES ONE HUNDRED THIRTY FEET, TEN INCHES, FIVE LINES (130' 10" 5'") FRONT ON N. GALVEZ STREET, THREE HUNDRED NINE FEET, THREE INCHES (309.3") FRONT ON ST. BERNARD AVENUE AND TWO HUNDRED SEVENTY-EIGHT FEET, TEN INCHES, ONE LINE (278' 10" 1'") FRONT ON AUBRY STREET.

THE IMPROVEMENTS THEREON BEAR THE MUNICIPAL NO. 1709 N. GALVEZ STREET.

FILE NO. CR-37-RSC

                                   EXHIBIT "A"

PARCEL 1:

A CERTAIN LOT OF GROUND SITUATED IN THE THIRD DISTRICT OF THE CITY OF NEW ORLEANS, STATE OF LOUISIANA, DESIGNATED BY THE NO. ONE IN SQUARE NO. 393, BOUNDED BY ST. CLAUDE, SPAIN, MARAIS STREET AND ST. ROCH AVENUE, WHICH SAID LOT MEASURED THIRTY-THREE FEET, NINE INCHES AND SEVEN LINES FRONT ON ST. CLAUDE STREET, BY ONE HUNDRED FIVE FEET, TWO INCHES AND FOUR LINES IN DEPTH AND FRONT ON ST. ROCH AVENUE, FORMING THE CORNER OF SAID AVENUE, FORMING THE CORNER OF SAID AVENUE AND SAID STREET. ALL AS MORE FULLY SHOWN ON THE SURVEY OF GILBERT, KELLY & GOUTURIE, INC., DATED FEBRUARY 28, 1987.

PARCEL 2:

THAT PORTION OF GROUND, SITUATED IN THE FAUBOURG FRANKLIN, IN THE THIRD DISTRICT OF THE CITY OF NEW ORLEANS, STATE OF LOUISIANA, DESIGNATED AS LOT NO. 3 OF SQUARE NO. 104, BOUNDED BY SPAIN, MARAIS, ST. CLAUDE STREETS AND ST. ROCH AVENUE AND MEASURES 33 FEET, 8 INCHES FRONT ON ST. CLAUDE STREET, BY A DEPTH OF 105 FEET, 2-1/2 INCHES, THE WHOLE AMERICAN MEASURE, ACCORDING TO A PLAN MADE BY J. PILIE, LATE SURVEYOR, DATED APRIL 13, 1834.

ACCORDING TO A BLUE PRINT SURVEY BY ADLOE ORR, C.E., DATED MARCH 12, 1948, ANNEXED TO ACT OF HERMAN L. BARNETT, N.P., OF DATE JUNE 7, 1984, BY MISS CATHERINE EVERETT, ET AL., TO CONTINENTAL BLDG. & LOAN ASSOCIATION, SAID
PORTION OF GROUND IS DESIGNATED AS LOT NO. 3 OF SQUARE NO. 393, BOUNDED BY ST. CLAUDE AND ST. ROCH AVENUES, MARAIS AND SPAIN STREETS, COMMENCES AT A DISTANCE OF 67 FEET, 7 INCHES, AND 1 LINE FROM THE CORNER OF ST. CLAUDE AND ST. ROCH AVENUES, AND MEASURES THENCE 33 FEET, 10 INCHES FRONT ON ST. CLAUDE AVENUE, SAME WIDTH IN THE REAR, BY A DEPTH OF 105 FEET, 2 INCHES, 4 LINES, BETWEEN EQUAL AND PARALLEL LINES.

ACCORDING TO A SURVEY BY GUY J. SEGHERS, SR., C.E. AND SURVEYOR, DATED JULY 27, 1972, SAID LOT IN SITUATED IN THE DISTRICT AND SQUARE AS ABOVE SET FORTH AND IS DESIGNATED BY THE NO. 3 AND MEASURES AS FOLLOWS:

BEGINNING AT A DISTANCE 67' 7" 4"' (ACTUAL), 67' 5" 7'" (TITLE) FROM THE CORNER OF ST. CLAUDE AND ST. ROCH AVENUES AND MEASURES THENCE 33' 8" 6'" (ACTUAL), 33' 8" 0'" (TITLE) FRONT ON ST. CLAUDE AVENUE 33' 8" 6'" IN THE REAR BY A DEPTH OF 105' 2" 4'" BETWEEN EQUAL AND PARALLEL LINES.

FILE NO. CR-65-RSC

                                   EXHIBIT "A"

SITUATED IN THE CITY OF CINCINNATI, SECTION 8, TOWN 3, FRACTIONAL RANGE 2, COUNTY OF HAMILTON, STATE OF OHIO; BEING PARTS OF LOTS 1 AND 4 AND ALL OF LOTS 2 AND 3 IN THE ROBERT AND DAVIES SUBDIVISION AS RECORDED IN PLAT BOOK 3, PAGE 206, IN THE OFFICES OF THE HAMILTON COUNTY RECORDER AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE SOUTHEAST CORNER OF LOT NO. 1 IN SAID ROBERT AND DAVIES SUBDIVISION, SAID CORNER BEING THE INTERSECTION OF THE NORTH RIGHT-OF-WAY LINE OF LINCOLN (FERN STREET) AVENUE AND THE WEST RIGHT-OF-WAY LINE OF CONCORDIA (MORGAN STREET) STREET; THENCE WITH THE WEST RIGHT-OF-WAY LINE OF CONCORDIA STREET, N. 00DEG. 30' 00" E., 222.78 FEET TO A POINT, SAID POINT BEING AT THE HALF-WAY POINT IN THE EAST LINE OF LOT NO. 4; THENCE THRU AND ACROSS SAID LOT NO, 4, N. 89DEG. 30' 00" W., 175.70 FEET TO A POINT IN THE EAST RIGHT-OF-WAY LINE OF READING (LEBANON) ROAD (US 25 & 42); THENCE WITH SAID RIGHT-OF-WAY LINE THE FOLLOWING TWO (2) COURSES AND DISTANCES:

1) S. 00DEG. 30' 00" W., 87.95 FEET TO A POINT, AND
2) S. 13DEG. 16' 00" W., 47.67 FEET TO A POINT;

THENCE THRU AND ACROSS LOT NO. 1 IN SAID SUBDIVISION THE FOLLOWING TWO (2) COURSES AND DISTANCES:
1) S. 89DEG. 57' 00" E., 127.23 FEET TO A POINT, AND
2) S. 00DEG. 30' 00" W., 89.50 FEET TO POINT IN THE NORTH RIGHT-OF-WAY LINE OF SAID LINCOLN AVENUE;

THENCE WITH SAID RIGHT-OF-WAY LINE, S. 89DEG. 39' 30" E., 59.00 FEET TO THE PLACE OF BEGINNING IN THE SOUTHEAST CORNER OF LOT NO. 1; THUS ENCLOSING 29,019.16 SQUARE FEET (0.666 ACRE) OF LAND;

IDENTIFIED AS PARCELS NO. 95, 97, 98 & 99, PLAT BOOK 91, PAGE 2, IN THE OFFICES OF THE HAMILTON COUNTY AUDITOR.

FILE NO. CR-66-RSC

                                   EXHIBIT "A"

PARCEL ONE:

SITUATED IN THE CITY OF NORWOOD, COUNTY OF HAMILTON AND STATE OF OHIO, BEING IN SECTION THREE (3), TOWNSHIP THREE (3), FRACTIONAL RANGE TWO 92), MILLCREEK TOWNSHIP, AND BEING THE NORTHWEST PART OF LOT EIGHTY-EIGHT (88) OF CLENEAY'S SUBDIVISION OF SUNNYSIDE, A PLAT OF WHICH IS RECORDED IN PLAT BOOK 9, PAGE 10 OF THE RECORDS OF HAMILTON COUNTY, OHIO, AND MORE PARTICULARLY DESCRIBED AS
FOLLOWS: BEGINNING AT A POINT FIFTY FEET (50) WEST OF THE EAST LINE OF LOT EIGHTY-EIGHT (88) OF CLENEAY'S SUBDIVISION OF SUNNYSIDE, WHICH POINT IS TWENTY-FIVE (25) FEET NORTH OF THE NORTH LINE OF CLENEAY AVENUE, MEASURED AT RIGHT ANGLES TO CLENEAY AVENUE; THENCE NORTH ALONG A LINE PARALLEL WITH THE EAST LINE OF LOT EIGHTY-EIGHT (88) AND BEING UNIFORMLY FIFTY (50) FEET WEST THEREOF FOR A DISTANCE OF FIFTY (50) FEET TO A POINT IN THE NORTH LINE OF LOT EIGHTY-EIGHT (88), WHICH POINT LIES ONE HUNDRED FOUR AND TWENTY-TWO ONE HUNDREDTHS (104.22) FEET EAST OF THE EAST LINE OF MONTGOMERY PIKE AS WIDENED; THENCE WEST ALONG THE NORTH LINE OF LOT EIGHTY-EIGHT (88) AFORESAID, ONE HUNDRED FOUR AND TWENTY-TWO ONE-HUNDREDTHS (104.22) FEET TO THE EAST LINE OF MONTGOMERY PIKE AS WIDENED; THENCE SOUTH ALONG THE EAST LINE OF MONTGOMERY PIKE AS WIDENED, FIFTY-EIGHT AND FOUR ONE-HUNDREDTHS (58.04) FEET TO A POINT TWENTY-FIVE (25) FEET NORTH OF CLENEAY AVENUE, MEASURED AT RIGHT ANGLES TO CLENEAY AVENUE; THENCE EAST ALONG A LINE PARALLEL WITH CLENEAY AVENUE AND UNIFORMLY TWENTY-FIVE (25) FEET DISTANT THEREFROM, ONE HUNDRED THIRTY-THREE AND SEVENTY-NINE ONE-HUNDREDTHS (133.79) FEET TO THE POINT OF BEGINNING. BEING ALL OF LOT EIGHTY-EIGHT (88) AFORESAID EXCEPTING THE SOUTH TWENTY-FIVE (25) FEET THEREOF AND THE EAST FIFTY
(50) FEET THEREOF; EXCEPTING ALSO THAT PORTION HERETOFORE CONVEYED BY G. W. B. CLENEAY TO THE CITY OF NORWOOD, BEING A FIVE (5) FOOT STRIP FOR THE WIDENING OF THE EASTERLY SIDE OF MONTGOMERY PIKE.

FILE NO. CR-66-RSC

                                   EXHIBIT "A"
                                   (CONTINUED)

PARCEL TWO:

SITUATED IN THE CITY OF NORWOOD, COUNTY OF HAMILTON AND STATE OF OHIO, IN SECTION THREE (3), FRACTIONAL RANGE TWO (2), MILLCREEK TOWNSHIP, AND BEING THE NORTHWEST PART OF LOT EIGHTY-NINE (89) IN CLENEAY'S SUBDIVISION OF THE SUNNYSIDE, PLAT OF WHICH IS RECORDED IN PLAT BOOK NINE (9), PAGE TEN (10) OF THE RECORDS OF HAMILTON COUNTY, OHIO, AND BEING MORE PARTICULARLY DESCRIBED AS
FOLLOWS: BEGINNING AT A POINT IN THE NORTH LINE OF LOT EIGHTY-NINE (89) OF SAID CLENEAY'S SUNNYSIDE SUBDIVISION, WHICH POINT IS FIFTY (50) FEET WEST OF THE NORTHEAST CORNER OF LOT EIGHTY-NINE (89) AFORESAID; THENCE SOUTH ALONG THE LINE PARALLEL TO THE EAST LINE OF LOT EIGHTY-NINE (89), CLENEAY'S SUNNYSIDE SUBDIVISION AFORESAID, AND BEING UNIFORMLY FIFTY (50) FEET WEST THEREOF, FIFTY
(50) FEET TO A POINT IN THE NORTH LINE OF LOT EIGHTY-EIGHT (88) OF SAID SUBDIVISION; THENCE WEST ALONG THE NORTH LINE OF LOT EIGHTY-EIGHT (88) OF SAID SUBDIVISION ONE HUNDRED FOUR AND TWENTY-TWO ONE-HUNDREDTHS (104.22) FEET TO THE EAST LINE OF MONTGOMERY PIKE, AS WIDENED, THENCE NORTHWARDLY ALONG THE EAST LINE OF MONTGOMERY PIKE, AS WIDENED, FIFTY-EIGHT AND FOUR ONE - HUNDREDTHS (58.04) FEET TO THE NORTHWEST CORNER OF LOT EIGHTY-NINE (89) AFORESAID; THENCE EAST ALONG THE NORTH LINE OF LOT EIGHTY-NINE (89) AFORESAID SEVENTY FOUR AND SIXTY-FOUR ONE-HUNDREDTHS (74.64) FEET TO THE POINT OR PLACE OF BEGINNING.

PARCEL THREE:

SITUATED IN THE CITY OF NORWOOD, COUNTY OF HAMILTON AND STATE OF OHIO, AS
FOLLOWS: BEGINNING AT A POINT IN THE NORTH LINE OF CLENEAY AVENUE FIFTY (50) FEET WEST OF THE INTERSECTION OF THE EAST LINE OF LOT NO. EIGHTY-EIGHT (88) OF CLENEAY'S SUBDIVISION OF SUNNYSIDE (A PLAT OF WHICH IS RECORDED IN PLAT BOOK 9, PAGE 10 OF THE HAMILTON COUNTY RECORDS) AND THE NORTH LINE OF CLENEAY AVENUE, THENCE NORTHWARDLY AT RIGHT ANGLES TO CLENEAY AVENUE AND PARALLEL TO THE EAST LINE OF

                                    EXHIBIT B

                                      LEASE

                                       34